Exhibit 3.1
CERTIFICATE OF DESIGNATION
of
5.375% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
of
GOODRICH PETROLEUM CORPORATION
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
     Goodrich Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation” or the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
     That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of Article Fourth of the Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors on December 15, 2005 adopted resolutions authorizing the issuance of a new series of Preferred Stock of the Corporation, appointing a pricing committee of the Board of Directors (the “Committee”) and delegating to the Committee all powers of the Board of Directors with respect to creating, designating and setting the number of shares of such new series of Preferred Stock and establishing the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof, and
     That in accordance with the provisions of Article Fourth of the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the authority delegated to it by the Board of Directors as aforesaid, the Committee on December 20, 2005 adopted the following resolution creating a series of 2,250,000 shares of Preferred Stock designated as “5.375% Series B Cumulative Convertible Preferred Stock”:
     RESOLVED, that a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
     5.375% Series B Cumulative Convertible Preferred Stock
Section 1. Number of Shares and Designation.
     There shall be a series of Preferred Stock of the Corporation that shall be designated as its “5.375% Series B Cumulative Convertible Preferred Stock,” and the number of shares constituting such series shall be 2,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of such series to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
Section 2. Definitions.
     “Additional Shares” shall have the meaning set forth in Section 11(a) of this Certificate.
     “Agent Members” shall have the meaning set forth in Section 16(a)(2) of this Certificate.
     “Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.
     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Houston, Texas are not required to be open.
     “Capital Stock” shall mean any equity security of the Corporation, including the Common Stock and the Preferred Stock of the Corporation.
     “Cash Amount” shall have the meaning set forth in Section 6(d)(5)(iii)(A) of this Certificate.
     “Cash Settlement Averaging Period” shall have the meaning set forth in Section 6(d)(4)(v) of this Certificate.
     “Certificate” or “Certificate of Designation” shall mean this Certificate of Designation.
     “Certificated Common Stock” shall have the meaning set forth in Section 16(a)(3) of this Certificate.
     “Certificated Preferred Stock” shall have the meaning set forth in Section 16(a)(3) of this Certificate.
     “Closing Sale Price” shall mean, with regard to shares of the Common Stock, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which shares of the Common Stock are traded or, if shares of the Common Stock are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated, or in the absence of such a quotation, the Corporation shall determine the closing sale price, in good faith, on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     “Commission” shall mean the United States Securities and Exchange Commission and any governmental body that may succeed to its functions under the Exchange Act or the Securities Act.
     “Common Stock” shall mean the common stock, par value $.20 per share, of the Corporation.
     “Common Stock Record Date” shall have the meaning set forth in Section 7(g) of this Certificate.
     “Company Conversion Option” shall have the meaning set forth in Section 6(b) of this Certificate.
     “Company Conversion Option Date” shall have the meaning set forth in Section 6(b) of this Certificate.
     “Conversion Date” shall have the meaning set forth in Section 6(c) of this Certificate.
     “Conversion Notice” shall have the meaning set forth in Section 6(c) of this Certificate.
     “Conversion Price” shall mean, as of any day, a per share amount equal to the quotient of the liquidation preference amount of a share of Series B Preferred Shares on that day divided by the Conversion Rate on such day.
     “Conversion Rate” shall have the meaning set forth in Section 6(a) of this Certificate.
     “Conversion Retraction Period” shall have the meaning set forth in Section 6(d)(4)(iii) of this Certificate.
     “Conversion Right” shall have the meaning set forth in Section 6(a) of this Certificate.
     “Conversion Value” shall mean an amount equal to the product of the applicable Conversion Rate (as adjusted) multiplied by the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Averaging Period.
     “Corporation” or “Company” shall have the meaning set forth in the preamble to this Certificate.
     “Current Market Price” shall have the meaning set forth in Section 7(g) of this Certificate.
     “Distributed Assets” shall have the meaning set forth in Section 7(d)(1) of this Certificate.
     “Dividend Payment Date” shall mean, with respect to each Dividend Period, the fifteenth day of March, June, September and December of each year, commencing on March 15, 2006.
     “Dividend Period” shall mean the respective quarterly periods commencing on and including the fifteenth day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include March 14, 2006).
     “DTC” or “Depository” shall mean The Depository Trust Company.
     “Effective Date” shall have the meaning set forth in Section 11(b) of this Certificate.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Expiration Time” shall have the meaning set forth in Section 7(f) of this Certificate.
     “Fair Market Value” shall have the meaning set forth in Section 7(g) of this Certificate.
     “Fundamental Change” shall have the meaning set forth in Section 12(j) of this Certificate.
     “Fundamental Change Repurchase Date” shall have the meaning set forth in Section 12(h) of this Certificate.
     “Fundamental Change Repurchase Price” shall have the meaning set forth in Section 12(a) of this Certificate.
     “Global Preferred Stock” shall have the meaning set forth in Section 16(a)(1) of this Certificate.
     “Holder” or “holder” shall mean a holder of record of the Series B Preferred Stock.
     “Junior Stock” shall mean all classes of common stock of the Company and each other class of Capital Stock or series of Preferred Stock established after the Original Issue Date by the Board of Directors the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Company.
     “Liquidation Preference Conversion Settlement Election” shall have the meaning set forth in Section 6(d) of this Certificate.
     “Nasdaq” shall mean National Association of Securities Dealers Automated Quotation System.
     “Notice” shall have the meaning set forth in Section 6(b) of this Certificate.
     “Officer” shall mean the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

     “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.
     “Original Issue Date” shall mean December 21, 2005.
     “Parity Preferred” shall have the meaning set forth in Section 5 of this Certificate.
     “Parity Stock” shall mean any class of Capital Stock or series of Preferred Stock established after the Original Issue Date by the Board of Directors the terms of which expressly provide that such class or series shall rank on a parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Company.
     “Person” shall mean any individual, corporation, general or limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Dividend Default” shall have the meaning set forth in Section 5(b) of this Certificate.
     “Preferred Directors” shall have the meaning set forth in Section 5(b) of this Certificate.
     “Preferred Stock” shall mean the preferred stock, par value $1.00 per share, of the Corporation.
     “QIB” shall have the meaning set forth in Section 16(c)(1)(ii)(B) of this Certificate.
     “Record Date” shall mean the March 1, June 1, September 1 or December 1 next preceding the applicable Dividend Payment Date.
     “Reference Period” shall have the meaning set forth in Section 7(d)(2) of this Certificate.
     “Registration Default” shall have the meaning set forth in Section 3(d) of this Certificate.
     “Registration Rights Agreement” shall mean the Registration Rights Agreement to be dated as of the Original Issue Date among the Company, Bear, Stearns & Co. Inc. and BNP Paribas Securities Corp.
     “Repurchase Right” shall have the meaning set forth in Section 12(a) of this Certificate.
     “Rule 144” shall mean Rule 144 promulgated under the Securities Act (and any successor rule).
     “Rule 144A” shall mean Rule 144A promulgated under the Securities Act (and any successor rule).
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Senior Stock” shall mean the Series A Preferred Stock and each class of Capital Stock or series of Preferred Stock established after the Original Issue Date by the Board of Directors the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Company.
     “Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $1.00 per share, of the Corporation outstanding on the Original Issue Date.
     “Series B Preferred Shares” or “Series B Preferred Stock” shall mean the 5.375% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Corporation.
     “Settlement Notice Period” shall have the meaning set forth in Section 6(d) of this Certificate.
     “Share Price” shall have the meaning set forth in Section 11(b) of this Certificate.
     “Shelf Registration Statement” shall mean a shelf registration statement filed with the Commission to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.
     “Specified Corporate Event” shall mean any of the following events:
     (1) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the voting shares of the Corporation (as such term is defined in Section 12(j) of this Certificate);
     (2) less than 10,000,000 of the outstanding shares of the Common Stock (such number of shares to be adjusted for stock dividends, splits and combinations) are beneficially owned by persons other than Josiah T. Austin, Patrick E. Malloy and Walter G. Goodrich or entities controlled by them or established for the benefit of them or their descendants or spouses or charities, or the employee benefit plans of the Corporation;
     (3) during any period of two consecutive years, individuals who at the beginning of such period comprised the full Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the full Board of Directors then in office; or
     (4) the Common Stock ceases to be listed on a national securities exchange or quoted on Nasdaq or another over-the-counter market in the United States.
     “Spin-Off” shall have the meaning set forth in Section 7(d)(3) of this Certificate.

     “Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.
     “Transfer Agent” shall mean Computershare Investor Services, LLC, the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Series B Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with ten (10) days’ prior notice to the Transfer Agent; provided, however, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
     “Transfer Restricted Securities” shall mean each Series B Preferred Share until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144(k).
     “Trigger Event” shall have the meaning set forth in Section 7(d)(4) of this Certificate.
     “Undisrupted Trading Day” shall mean a Trading Day on which trading of shares of Common Stock does not experience any of the following during the one hour period ending at the conclusion of the regular Trading Day:
          (1) any suspension of or limitation imposed on the trading of shares of Common Stock on any United States national or regional securities exchange or association or over-the-counter market;
          (2) any event (other than an event listed in clause (3) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for shares of Common Stock on any relevant United States national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for futures or options contracts relating to shares of Common Stock on any relevant United States national or regional securities exchange or association or over-the-counter market; or
          (3) any relevant United States national or regional securities exchange or association or over-the-counter market on which shares of Common Stock trade closes on any Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day, if, in the case of clauses (1) and (2), the Board of Directors determines that the effect of such suspension, limitation, disruption or impairment is material.

Section 3. Dividends and Distributions.
     (a) Subject to the preferential rights of the holders of the Series A Preferred Stock and any other class or series of Capital Stock of the Corporation ranking senior to the Series B Preferred Shares as to dividends, the holders of the Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.375% per annum of the $50.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the annual rate of $2.6875 per share of the Series B Preferred Stock). Such annual dividend rate shall be subject to increase as provided in paragraphs (b), (c) and (d) of this Section 3. Such dividends shall accumulate and be cumulative from and including the most recent Dividend Payment Date or, if no dividends have been paid on the Series B Preferred Stock, from and including the Original Issue Date, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing March 15, 2006; provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series B Preferred Shares for each full Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of any dividend payable on the Series B Preferred Shares for any partial Dividend Period, including the initial Dividend Period, shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Record Date.
     (b) Following the first occurrence of any Specified Corporate Event, the dividend rate per annum of the Series B Preferred Stock shall increase on the date of such occurrence by an additional 3.0% (equivalent to the annual rate of $1.50 per share of the Series B Preferred Stock) and shall remain in effect thereafter; provided, however, such increased dividend rate shall apply only with respect to any Dividend Period (or portion thereof) in which the Closing Sale Price of the Common Stock is below $26.13 (subject to adjustment in the same manner as the Share Prices set forth in the first row of the table in Section 11(c) of this Certificate are adjustable) for twenty (20) Trading Days within the period of thirty (30) consecutive Trading Days ending fifteen (15) Trading Days prior to the Record Date for such Dividend Period, it being understood that no such increase in the dividend rate per annum shall apply with respect to any Dividend Period (or portion thereof) in which the Closing Sale Price of the Common Stock is at least $26.13 (subject to adjustment as aforesaid) during such period.
     (c) If the Company shall fail to pay the full amount of dividends on the Series B Preferred Shares as provided in this Section 3 on any six Dividend Payment Dates (whether consecutive or not), then the dividend rate per annum of the Series B Preferred Stock shall increase on and after the day after such sixth Dividend Payment Date by an additional 1.0% (equivalent to the annual rate of $0.50 per share of the Series B Preferred Stock) until such time as the Corporation shall have paid all dividends on the Series B Preferred Shares for all Dividend Periods up to and including the Dividend Payment Date on which the accumulated and unpaid dividends are paid in full. Following such payment of all unpaid dividends, the dividend rate per annum for the Series B Preferred Shares shall be reduced by such 1.0%; provided, however, that upon any further failure to pay dividends in full on the Series B Preferred Shares on any future Dividend Payment Date, such dividend rate per annum shall again increase by the additional 1.0% until the Corporation shall have again paid all dividends on the Series B Preferred Shares for all Dividend Periods up to and including the Dividend Payment Date on which the accumulated and unpaid dividends are paid in full.
     (d) If (i) by April 20, 2006, the Shelf Registration Statement has not been filed with the Commission, (ii) by August 18, 2006, the Shelf Registration Statement has not been declared effective by the Commission or (iii) after the Shelf Registration Statement has been declared effective, (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case, subject to the exceptions described below) in connection with resales of Transfer Restricted Securities during the period that any Transfer Restricted Securities (other than Transfer Restricted Securities held or beneficially owned by affiliates of the Company) remain outstanding because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), then the dividend rate per annum of the Series B Preferred Stock shall increase by 0.50% (equivalent to the annual rate of $0.25 per share of the Series B Preferred Stock), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. At all other times, dividends shall accumulate on the Series B Preferred Stock as provided in the preceding paragraphs of this Section 3. A Registration Default referred to in clause (iii) of this Section 3(d) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to resolve or disclose such material events in a manner that the Company reasonably believes would be in the best interest of the Company in order to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default referred to in clause (iii) of this Section 3(d) occurs for a continuous period in excess of 30 days, additional dividends as described in this Section 3(d) shall be payable in accordance therewith from the day such Registration Default occurs until such Registration Default is cured.
     (e) Except for dividends or other distributions payable with respect to the Series A Preferred Stock and any other class or series of Capital Stock ranking senior to the Series B Preferred Stock as to dividend rights, no dividends or other distributions (other than dividends or other distributions payable solely in Common Stock or other Capital Stock ranking junior as to dividend rights to the Series B Preferred Stock) may be declared, paid or set apart for payment, and no purchases, redemptions or other acquisitions of shares of Common Stock or other Capital Stock ranking junior to the Series B Preferred Stock as to dividend rights may be made unless, in each of the foregoing instances, all accumulated and unpaid dividends (including the full dividend for the then current Dividend Period) on the Series B Preferred Stock shall have been paid or declared and set apart for payment.
     (f) No dividends or other distributions (other than a dividend or other distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on its behalf (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless, in each of the foregoing instances, all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the preceding, if full dividends have not been paid on the Series B Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series B Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the Series B Preferred Stock and such Parity Stock bear to each other.
     (g) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Shares shall accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.
     (h) Holders of Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock, in excess of full cumulative dividends on the Series B Preferred Shares as provided herein. Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares which remains payable. Accumulations of dividends on the Series B Preferred Shares shall not bear interest.
Section 4. Liquidation Preference.
     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after full distribution or payment shall be made to holders of the Series A Preferred Stock and any other class or series of Capital Stock ranking, as to liquidation rights, senior to the Series B Preferred Shares but before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of Capital Stock ranking, as to liquidation rights, junior to the Series B Preferred Shares, the holders of Series B Preferred Shares shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of Capital Stock ranking, as to liquidation rights, on a parity with the Series B Preferred Shares, then the holders of the Series B Preferred Shares and each such other class or series of shares of Capital Stock ranking, as to liquidation rights, on a parity with the Series B Preferred Shares, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each holder of Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other Person, or the sale or other disposition of all or substantially all of the property and assets of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 4.
Section 5. Voting Rights.
     (a) Holders of the Series B Preferred Shares shall not have any voting rights, except as provided by applicable law and as set forth in this Section 5.
     (b) Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more consecutive or non-consecutive Dividend Periods (a “Preferred Dividend Default”), the holders of such Series B Preferred Shares (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) at the next annual meeting of stockholders and at each subsequent meeting, until all dividends accumulated on such Series B Preferred Shares and Parity Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors shall be increased by two directors. Notwithstanding the foregoing, if, prior to the election of any additional directors in the manner set forth herein, all accumulated dividends are paid on the Series B Preferred Shares and all Parity Preferred, no such additional directors shall be so elected. If and when all accumulated dividends shall have been paid on such Series B Preferred Shares and all Parity Preferred, the right of the holders of Series B Preferred Shares and the Parity Preferred to elect the Preferred Directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Shares and Parity Preferred (voting as a single class). Each of the Preferred Directors shall be entitled to one vote on any matter.
     (c) So long as any Series B Preferred Shares remain outstanding, the affirmative vote or consent of the holders of two-thirds of the Series B Preferred Shares, given in person or by proxy, either in writing or at a meeting (voting as a single class), shall be required to: (i) authorize or issue, or increase the authorized amount of, any class or series of Senior Stock or any security convertible into Senior Stock; or (ii) amend, alter or repeal the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, or this Certificate, whether by merger, consolidation, sale or other disposition of all or substantially all of its property and assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares. Holders of Series B Preferred Shares shall not be entitled to vote with respect to the authorization or issuance of, or any increase or decrease in the authorized amount of, any Parity Stock or Junior Stock.
     (d) The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares are subject to the Company Conversion Option upon proper notice and sufficient Common Stock (or if the Corporation has elected to make the settlement in cash, sufficient funds) shall have been deposited in trust with the Transfer Agent to effect such Company Conversion Option.
     (e) In any matter in which the Series B Preferred Shares may vote (as expressly provided herein, in the Restated Certificate of Incorporation of the Corporation, as amended, or as may be required by law), each share of Series B Preferred Shares shall be entitled to one vote.
Section 6. Conversion
     (a) Conversion Rights.
          (1) Subject to and upon compliance with the provisions of this Section 6, a holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert all or any portion of such holder’s outstanding Series B Preferred Shares (the “Conversion Right”), subject to the conditions described below, into the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 1.5946 shares of Common Stock per $50.00 liquidation preference (the “Conversion Rate”), which is equivalent to an initial Conversion Price of approximately $3l.36 per share of Common Stock (subject to adjustment in accordance with the provisions of Section 7 of this Certificate); provided, however, that the Corporation shall have the right to elect to deliver cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock in accordance with the provisions of Section 6(d) of this Certificate. Such holder shall surrender to the Corporation such Series B Preferred Shares to be converted in accordance with the provisions in paragraph (b) and (c) of this Section 6, as applicable.
          (2) In connection with the conversion of any Series B Preferred Shares, no fractional shares of Common Stock shall be issued, but the Corporation shall pay a cash amount in lieu of issuing any fractional share in an amount equal to the fractional interest multiplied by the Closing Sale Price on the Trading Day immediately prior to the Conversion Date or the Company Conversion Option Date. If more than one Series B Preferred Share will be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those Series B Preferred Shares shall be computed on the basis of the total number of Series B Preferred Shares so surrendered.
          (3) A holder of Series B Preferred Shares is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its Series B Preferred Shares, and only to the extent the Series B Preferred Shares are deemed to have been converted to shares of Common Stock in accordance with the provisions of this Section 6.
          (4) The Corporation shall, prior to issuance of any Series B Preferred Shares hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or its treasury shares, for the purpose of effecting the conversion of the Series B Preferred Shares, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Series B Preferred Shares then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Series B Preferred Shares would be held by a single holder). The Corporation covenants that all Common Stock which may be issued upon conversion of Series B Preferred Shares shall upon issue be fully paid and nonassessable and free from all liens and charges and not subject to any preemptive rights and, except as provided in Section 6(c), taxes with respect to the issue thereof. The Corporation further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market or any other automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Preferred Shares. Before the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Corporation shall comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation.
     (b) Company Conversion Option.
          (1) On or after December 21, 2010, the Corporation shall have the option to cause all of the outstanding Series B Preferred Shares to be automatically converted into that number of shares of Common Stock that are issuable at the then-prevailing Conversion Rate (“Company Conversion Option”). The Corporation may exercise the Company Conversion Option only if the Closing Sale Price equals or exceeds 130% of the Conversion Price of the Series B Preferred Shares for at least twenty (20) Trading Days in a period of thirty (30) consecutive Trading Days, ending on the Trading Day immediately prior to the Corporation’s issuance of a press release announcing the Company Conversion Option in accordance with this Certificate.
          (2) To exercise the Company Conversion Option right set forth in this Section 6(b), the Corporation must issue a press release for publication through the Dow Jones News

Service or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 6(b)(1) shall have been satisfied, announcing such a Company Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series B Preferred Shares (“Notice”) (not more than four (4) Trading Days after the date of the press release) of the Company Conversion Option announcing the Corporation’s intention to exercise the Company Conversion Option. The Corporation shall select a conversion date (the “Company Conversion Option Date”), which date shall be no more than five (5) days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Company Conversion Option shall state, as appropriate: (i) the Company Conversion Option Date; (ii) the number of shares of Common Stock to be issued upon conversion of each Series B Preferred Share; (iii) the number of Series B Preferred Shares to be converted; and (iv) that dividends on the Series B Preferred Shares to be converted will cease to accumulate on the Company Conversion Option Date.
          (3) In addition to the Company Conversion Option Right set forth in Section 6(b)(1), if there are fewer than 25,000 shares of Series B Preferred Stock outstanding, the Corporation shall have the option, at any time on or after December 21, 2010, to cause all of the outstanding shares of the Series B Preferred Stock to be automatically converted into that number of shares of Common Stock equal to $50.00 (the liquidation preference per share of the Series B Preferred Stock) divided by the lesser of (i) the then-prevailing Conversion Price and (ii) the average of the daily Closing Sale Prices for the five Trading Day period ending on the second Trading Day immediately prior to the Company Conversion Option Date. The provisions of Section 6(b)(2) shall apply to the Company Conversion Option Right set forth in this Section 6(b)(3), provided, however, that (1) the Company Conversion Option Date shall not be fewer than fifteen (15) days nor more than thirty (30) days after the date on which the Corporation issues a press release announcing such Company Conversion Option and (2) the press release and Notice of Company Conversion Option shall not state the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock.
          (4) Subject to the terms of Section 6(b)(8), upon exercise of the Company Conversion Option and surrender of the Series B Preferred Shares by a holder thereof, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, (a) one or more certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of the Series B Preferred Shares being converted, or a holder’s transferee, shall be entitled and (b) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 6(a)(2).
          (5) Each conversion shall be deemed to have been made at the close of business on the Company Conversion Option Date so that the rights of the holder thereof as to the Series B Preferred Shares being converted will cease except for the right to receive the Conversion Value, and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

          (6) In lieu of the foregoing procedures, if the Series B Preferred Shares are held in global form, each holder of beneficial interests in the Global Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interests in respect of the Series B Preferred Shares evidenced by the Global Preferred Stock.
          (7) In case any Series B Preferred Shares are to be converted pursuant to this Section 6(b), such holder’s right to voluntarily convert its Series B Preferred Shares shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Option Date.
          (8) Notwithstanding any other provision contained herein, in connection with the Corporation’s election to exercise the Company Conversion Option under this Section 6(b), the Corporation shall have the right to elect to deliver to holders of shares of Series B Preferred Shares in lieu of shares of Common Stock, an equivalent amount of cash (subject to the existence of legally available funds) or a combination of cash and shares of Common Stock generally in accordance with Section 6(d) without reference to those provisions applicable solely to a Conversion Right, including, without limitation, Sections 6(d)(4)(ii) and 6(d)(4)(iii), which are only applicable to a Conversion Right.
     (c) Conversion Right Procedures.
          (1) In order to exercise a Conversion Right, a holder of the Series B Preferred Shares may convert any or all of such shares by surrendering to the Corporation at its principal office or at the office of the Transfer Agent, the certificate or certificates for the Series B Preferred Shares to be converted accompanied by a written notice stating that the holder of such Series B Preferred Shares elects to convert all or a specified whole number of those shares in accordance with this Section 6(c) and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”). In case the notice specifies that the shares of Common Stock are to be issued in a name or names other than that of the holder of the Series B Preferred Shares, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series B Preferred Shares.
          (2) As promptly as practicable after the surrender of the certificate or certificates for the Series B Preferred Shares as aforesaid, the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, subject to the terms of Section 6(d), the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order (a) one or more certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the Series B Preferred Shares being converted, or the holder’s transferee, shall be entitled, (b) if less than the full number of Series B Preferred Shares evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of Series B Preferred Shares evidenced by the surrendered certificate or certificates, less the number of shares being converted and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 6(a)(2).
          (3) Each conversion shall be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the Series B Preferred Shares to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series B Preferred Shares being converted shall cease except for the right to receive the Conversion Value, and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.
          (4) In lieu of the foregoing procedures, if the Series B Preferred Shares are held in global form, each holder of beneficial interests in the Global Preferred Stock must comply with the procedures of the Depository to convert such holder’s beneficial interests in respect of the Series B Preferred Shares evidenced by a global share of the Global Preferred Stock.
          (5) If a holder of Series B Preferred Shares has exercised its right to require the Corporation to repurchase Series B Preferred Shares in accordance with Section 12 hereof, such holder’s Conversion Rights with respect to the Series B Preferred Shares so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Fundamental Change Repurchase Date, unless the Corporation defaults on the payment of the Fundamental Change Repurchase Price. If a holder of Series B Preferred Shares has submitted any such share for repurchase, such share may be converted only if such holder submits a notice of withdrawal as provided in Section 12(f) or complies with applicable DTC procedures.
     (d) Settlement Upon Conversion.
          (1) Pursuant to the procedures set forth in this Section 6(d), upon a conversion, the Corporation shall have the right to deliver the Conversion Value, in lieu of shares of Common Stock, in cash (subject to the existence of legally available funds), or a combination of cash and shares of Common Stock.
          (2) The Corporation can elect at any time to obligate itself to satisfy solely in cash (subject to the existence of legally available funds) the portion of the Conversion Value that is equal to 100% of the liquidation preference amount of the Series B Preferred Shares, with any remaining amount of the Conversion Value to be satisfied in cash (subject to the existence of legally available funds), shares of Common Stock or a combination of cash and shares of Common Stock, at the Corporation’s election. If the Corporation elects to do so, the Corporation shall notify holders of the Series B Preferred Shares at any time that the Corporation intends to settle in cash (subject to the existence of legally available funds) the portion of the Conversion Value that is equal to the liquidation preference amount of Series B Preferred Shares (the “Liquidation Preference Conversion Settlement Election”). This notification, once provided to holders of Series B Preferred Shares, shall be irrevocable and shall apply to future conversions of Series B Preferred Shares.

          (3) Except to the extent the Corporation makes a Liquidation Preference Conversion Settlement Election, the Corporation shall not be required to notify holders of Series B Preferred Shares of the method for settling the Corporation’s conversion obligation relating to the Conversion Value or, if the Corporation shall have made a Liquidation Preference Conversion Settlement Election, the excess of the Corporation’s conversion obligation relating to the portion of the Conversion Value above the liquidation preference amount, if any, until the Series B Preferred Shares are submitted for conversion.
          (4) If the Corporation receives a Conversion Notice from a holder of Series B Preferred Shares, the following procedures shall apply:
               (i) Settlement of the Corporation’s conversion obligation that is equal to 100% of the liquidation preference amount of the Series B Preferred Shares shall be according to the Liquidation Preference Conversion Settlement Election, if any, already made.
               (ii) The Corporation shall provide notice to any holders of Series B Preferred Shares exercising a Conversion Right, at any time on the date that is three (3) Trading Days following receipt of such holder’s Conversion Notice (the “Settlement Notice Period”), if the Corporation elects to settle its conversion obligation in any method other than the issuance solely of shares of Common Stock, and such notice shall set forth the method the Corporation chooses to settle its conversion obligation or, if the Corporation has made a Liquidation Preference Conversion Settlement Election, the method the Corporation chooses to settle the excess of its conversion obligation. In addition, the Corporation shall indicate whether settlement of any excess conversion obligation will be solely in shares of Common Stock, solely in cash or a combination of cash and shares of Common Stock. If the Corporation elects to settle the conversion obligation in a combination of cash and shares of Common Stock, the Corporation shall specify the percentage of the conversion obligation relating to the Series B Preferred Shares surrendered for conversion that the Corporation shall pay in cash. Any portion of the Corporation’s conversion obligation which the Corporation has not decided to settle in cash shall be settled in shares of Common Stock (except that the Corporation shall pay cash in lieu of issuing any fractional shares). The Corporation shall treat all holders of Series B Preferred Shares converting on the same Trading Day in the same manner. The Corporation shall not, however, have any obligation to settle its conversion obligation, except to the extent the Corporation has made a Liquidation Preference Conversion Settlement Election, arising on different Trading Days in the same manner. For example, the Corporation may choose on one (1) Trading Date to settle in Common Stock only and choose on another Trading Day to settle in cash or a combination of Common Stock and cash.
                      No notice shall be required if the Corporation is settling its conversion obligation solely in Common Stock (other than cash in lieu of issuing fractional shares).
               (iii) If the Corporation timely elects to pay cash for any portion of the conversion obligation, the holder of Series B Preferred Shares may retract its Conversion Notice at any time during the two (2) Trading Day period beginning on the Trading Day after the final day of the Settlement Notice Period (the “Conversion Retraction Period”); no such retraction may be made (and a Conversion Notice shall be irrevocable) if the Corporation does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares) or if the Corporation has previously made a Liquidation Preference Conversion Settlement Election.
               (iv) Settlement that is solely in shares of Common Stock of the Corporation’s conversion obligation shall occur as soon as practicable, but in any event not more than three (3) Trading Days after the Conversion Date.
               (v) Settlement of any portion of the Corporation’s conversion obligation, including the portion of the Conversion Value that is equal to 100% of the liquidation preference amount or the excess conversion obligation, in cash or in a combination of cash and shares of Common Stock shall occur on the third Trading Day following the final day of the 20-Trading Day period beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).
          (5) Settlement amounts shall be computed as follows:
               (i) If the Corporation elects to satisfy the entire conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, solely in shares of Common Stock (other than with respect to fractional shares), the Corporation shall deliver to the holder of Series B Preferred Shares, for each Series B Preferred Share, a number of shares of Common Stock equal to the applicable Conversion Rate (as adjusted).
               (ii) If the Corporation elects to satisfy the entire conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, solely in cash, the Corporation shall deliver to the holder of Series B Preferred Shares, for each Series B Preferred Share, cash in an amount equal to the Conversion Value.
               (iii) If the Corporation elects to satisfy the conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, in a combination of cash and shares of Common Stock, the Corporation shall deliver to the holder of Series B Preferred Shares, for Series B Preferred Share:
                    (A) a cash amount (the “Cash Amount”) (excluding any cash paid for fractional shares) equal to the sum of: (I) the product of $50.00 multiplied by the percentage of the liquidation preference amount to be satisfied in cash, plus (II) if greater than zero, the product of (i) the amount of cash that would be paid pursuant to Section 6(d)(5)(ii) above minus $50.00 and (ii) the percentage of the excess conversion obligation above the liquidation preference amount to be satisfied in cash; and
                    (B) a number of shares of Common Stock equal to the difference between: (I) the number of shares of Common Stock that would be issued pursuant to Section 6(d)(5)(i) above, minus (II) the number of shares of Common Stock equal to the quotient of (i) the Cash Amount divided by (ii) the arithmetic average of the Closing Sale Prices of shares of Common Stock during the Cash Settlement Averaging Period.

          (6) If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, then determination of the Closing Sales Price for that day shall be delayed until the next Undisrupted Trading Day on which a pricing is not otherwise observed (that is, such day shall not count as one of the twenty (20) Trading Days that constitute the Cash Settlement Averaging Period). If this would result in a price being observed later than the eighth Trading Day after the last of the original twenty (20) Trading Days in the Cash Settlement Averaging Period, then the Board of Directors shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the Common Stock’s value on that date.
     (e) Payment of Dividends.
               (1) Optional Conversion.
                     (i) If a holder of Series B Preferred Shares exercises a Conversion Right, upon delivery of the Series B Preferred Shares for conversion, those Series B Preferred Shares shall cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accumulated and unpaid dividends on the Series B Preferred Shares, except in those circumstances set forth in this Section 6(e). Except as provided herein, the Corporation shall make no payment for accumulated and unpaid dividends, whether or not in arrears, on Series B Preferred Shares converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.
                     (ii) If the Corporation receives a Conversion Notice from a holder before the close of business on a Record Date, such holder shall not be entitled to receive any portion of the dividend payable on such converted Series B Preferred Shares on the corresponding Dividend Payment Date.
                     (iii) If the Corporation receives a Conversion Notice from a holder after the Record Date but prior to the corresponding Dividend Payment Date, such holder on the Record Date shall receive on that Dividend Payment Date accumulated dividends on those Series B Preferred Shares, notwithstanding the conversion of those Series B Preferred Shares prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders its Series B Preferred Shares for conversion, such holder shall pay to the Corporation an amount equal to the dividend that has accumulated that will be paid on the related Dividend Payment Date.
                     (iv) A holder of Series B Preferred Shares on a Record Date who exercises its Conversion Right and converts such Series B Preferred Shares into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such Series B Preferred Shares on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of Series B Preferred Shares.
                     (v) If the Corporation receives a Conversion Notice on or before the close of business on a Record Date or following such Record Date but before the Dividend

Payment Date therefor, and the settlement date for any shares of Common Stock to be issued upon such conversion is after the close of business on the record date for the payment of dividends for the corresponding period on such Common Stock, such holder shall be entitled to receive such Common Stock dividends upon the next payment date of dividends on the Common Stock as if it were the holder of such Common Stock on such record date.
          (2) Company Conversion Option.
               (i) If the Corporation exercises the Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Record Date for the current Dividend Period, all accumulated and unpaid dividends which are in arrears as of the Company Conversion Option Date shall be payable to the holder of the converted shares.
               (ii) If the Corporation exercises the Company Conversion Option and the Company Conversion Option Date is a date that is prior to the close of business on any Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.
               (iii) If the Corporation exercises the Company Conversion Option and the Company Conversion Option Date is a date that is on, or after the close of business on, any Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accumulated and unpaid dividends, whether or not in arrears, with respect to the Series B Preferred Shares called for conversion on such date, shall be payable on such Dividend Payment Date to the record holder of such shares on such Record Date.
Section 7. Adjustment of Conversion Rate.
     (a) In case the Corporation shall, at any time or from time to time after the Original Issue Date while any Series B Preferred Shares are outstanding, issue Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Common Stock Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:
          (1) the numerator of which shall be the sum of the total number of shares of Common Stock outstanding at the close of business on such Common Stock Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and
          (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Common Stock Record Date.
          Such increase shall become effective immediately prior to the opening of business on the day following the Common Stock Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Corporation shall, at any time or from time to time after the Original Issue Date while any Series B Preferred Shares are outstanding, subdivide, reclassify or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification or split becomes effective shall be proportionately increased, and, conversely, in case the Corporation shall, at any time or from time to time after the Original Issue Date while any of the Series B Preferred Shares are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective, so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Series B Preferred Share been converted immediately prior to the happening of such event adjusted as a result of such event.
     (c) In case the Corporation shall, at any time or from time to time after the Original Issue Date while any Series B Preferred Shares are outstanding, issue rights or warrants for a period expiring within sixty (60) days to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:
          (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and
          (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock.
          Such increase shall become effective immediately prior to the opening of business on the day following the Common Stock Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Common Stock Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.
     (d) (1) In case the Corporation shall, at any time or from time to time after the Original Issue Date while any Series B Preferred Shares are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its Capital Stock, evidences of its indebtedness or other assets, including securities (including capital stock of any subsidiary of the Corporation), but excluding (i) dividends or distributions of Common Stock referred to in Section 7(a), (ii) any rights or warrants referred to in Section 7(c), (iii) dividends and distributions paid exclusively in cash referred to in Section 7(e) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, sale or other disposition to which Section 8 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 7(d) called the “Distributed Assets”), then, in each such case, subject to paragraphs (D) and (E) of this Section 7(d), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Common Stock Record Date with respect to such distribution by a fraction:
               (i) the numerator of which shall be the Current Market Price; and
               (ii) the denominator of which shall be such Current Market Price, less the Fair Market Value on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Record Date) on such date.
          Such increase shall become effective immediately prior to the opening of business on the day following the Common Stock Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
          (2) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 7(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this Section 7(d) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series B Preferred Shares.
          (3) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Corporation’s subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.
          (4) Rights or warrants distributed by the Corporation to all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase equity securities of the Corporation (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 7(d) (and no adjustment to the Conversion Rate under this Section 7(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Common Stock Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 7(d):
               (i) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase; and
               (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.
          (5) For purposes of this Section 7(d) and Section 7(a), Section 7(b) and Section 7(c), any dividend or distribution to which this Section 7(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 7(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7(c) applies (or any combination thereof), shall be deemed instead to be:
               (i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 7(a), Section 7(b) and Section 7(c) apply, respectively (and any Conversion Rate adjustment required by this Section 7(d) with respect to such dividend or distribution shall then be made), immediately followed by
               (ii) a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 7(a), Section 7(b) and Section 7(c) with respect to such dividend or distribution shall then be made), except:
                         (A) the Common Stock Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Common Stock Record Date fixed for such determinations” and “Common Stock Record Date” within the meaning of Section 7(a), (y) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 7(b), and (z) as “the Common Stock Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Common Stock Record Date” within the meaning of Section 7(c); and
                         (B) any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.
     (e) In case the Corporation shall, at any time or from time to time after the Original Issue Date while any Series B Preferred Shares are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock during any quarterly fiscal period, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, sale or other disposition to which Section 8 applies or as part of a distribution referred to in Section 7(d)) then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be adjusted based on the following formula:
          CR1 = CRo x (SP/(SP-DI)) where,
          (1) CRo = the Conversion Rate in effect immediately prior to the Common Stock Record Date for such distribution;
          (2) CR1 = the Conversion Rate in effect immediately after the Common Stock Record Date for such distribution;
          (3) SP = the average of the Closing Sale Price per share of Common Stock over the ten (10) consecutive Trading Day period prior to the Trading Day immediately preceding the earlier of the Common Stock Record Date or the ex-dividend date of such cash excess dividend or cash excess distribution; and
          (4) DI = the amount in cash per share the Corporation distributes to holders of shares of Common Stock.
          Such increase shall become effective immediately prior to the opening of business on the day following the Common Stock Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.
     (f) In case the Corporation or any of its subsidiaries, or Josiah T. Austin, Patrick E. Malloy or Walter G. Goodrich or entities controlled by them or established for the benefit of them or their descendants or spouses or charities, or employee benefit plans of the Corporation funded with shares of the Common Stock make purchases of Common Stock pursuant to a tender offer or exchange offer that involves an aggregate consideration that exceeds ten percent (10%) of the aggregate market value of the Common Stock on the expiration of such tender offer or exchange offer (the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:
          (1) the numerator of which shall be the sum of (x) the product of (i) the number of shares of Common Stock outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and
          (2) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.
          Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation or any other Person is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Corporation or such other Person does not effect any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 7(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 7(f).
     (g) For purposes of Section 7 of this Certificate, the following terms shall have the meanings indicated:
          “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to such date; provided, however, that if:
          (1) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section 7(a), Section 7(b), Section 7(c), Section 7(d), Section 7(e) or Section 7(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;
          (2) the “ex” date for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section 7(a), Section 7(b), Section 7(c), Section 7(d), Section 7(e) or Section 7(f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and
          (3) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7(d), Section 7(e) or Section 7(f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
          For purposes of any computation under this Section 7, if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 7(a), Section 7(b), Section 7(c), Section 7(d), Section 7(e) or Section 7(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale

Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:
                         (i) with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
                         (ii) with respect to any subdivision, split or combination of Common Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision, split or combination becomes effective; and
                         (iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.
                         Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 7, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 7 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
                         “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Series B Preferred Shares).
                         “Common Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (h) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 7(a), Section 7(b), Section 7(c), Section 7(d), Section 7(e) or Section 7(f), if the Board of Directors determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.
     (i) To the extent permitted by law, the Corporation may, from time to time, increase the Conversion Rate for a period of at least twenty (20) Trading Days if the Board of Directors determines that such an increase would be in the Corporation’s best interests. Any such determination by Board of Directors shall be conclusive. The Corporation shall give holders of

Series B Preferred Shares at least fifteen (15) Trading Days’ notice of any such increase in the Conversion Rate.
     (j) The Corporation shall not adjust the Conversion Rate pursuant to this Section 7 to the extent that the adjustments would reduce the Conversion Price below the par value of the Common Stock. The Corporation shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent (1.0%) in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent (1.0%) shall be carried forward and taken into account in any subsequent adjustment of the Conversion Rate or in connection with any conversion of the Series B Preferred Stock. Except as described in this Section 7, the Corporation shall not adjust the Conversion Rate for any issuance of our shares of Common Stock or any securities convertible into or exchangeable or exercisable for its shares of Common Stock or rights to purchase its shares of Common Stock or such convertible, exchangeable or exercisable securities.
     (k) In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the holder of any Series B Preferred Shares thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock into which the Series B Preferred Shares originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Series B Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (m) of this Section 7, and any other applicable provisions of this Certificate with respect to the Common Stock shall apply on like or similar terms to any such other shares
     (l) To the extent the Corporation has a rights plan in effect upon conversion of the Series B Preferred Shares into shares of Common Stock, the holder will receive (except to the extent the Corporation settles its conversion obligations in cash), in addition to the shares of Common Stock, the rights under the rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution referred to in Section 7(d) above (without regard to any of the exceptions there).
Section 8. Consolidation or Merger of the Corporation.
     If any of the following events occurs, namely:
     (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
     (b) any merger or consolidation of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive shares of stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

     (c) any sale or other disposition of all or substantially all of the property and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive shares of stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;
then the Series B Preferred Shares shall be convertible into the kind and amount of shares of stock or other securities or other property or assets (including cash) which the holders of Series B Preferred Shares would have been entitled to receive upon such reclassification, change, merger, consolidation, sale or other disposition had such Series B Preferred Shares been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, sale or other disposition. In the event that holders of the Common Stock shall have the opportunity to elect the form of consideration to be received in such reclassification, change, merger, consolidation, sale or other disposition, then the Corporation shall make adequate provision whereby the holders of the Series B Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such reclassification, change, merger, consolidation, sale or other disposition. Such determination shall be: (i) made by holders representing a plurality of the Series B Preferred Shares participating in such determination; (ii) subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such transaction; and (iii) conducted in such a manner as to be completed by the date that is the earlier of (a) the deadline for elections to be made by holders of Common Stock and (b) two Trading Days prior to the anticipated effective date of such reclassification, change, merger, consolidation, sale or other disposition. If, in the case of any such reclassification, change, merger, consolidation, sale or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities or other property or assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, sale or other disposition, then such other person shall execute such documentation as the Board of Directors shall reasonably consider necessary by reason of the foregoing to protect the interests of the holders of the Series B Preferred Shares. The Corporation shall cause notice of the execution of any such documentation to be mailed to each holder, at the address of such holder as it appears on the register of the Series B Preferred Shares maintained by the Transfer Agent, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such documentation. The above provisions of this Section 8 shall similarly apply to successive reclassifications, mergers, consolidations, sales or other dispositions. If this Section 8 applies to any event or occurrence, Section 7 shall not apply however, the provisions of this Section 8 shall not limit the rights of Holders pursuant to Section 11, 12 or 13 hereof.
Section 9. Notice of Adjustment.
     Whenever an adjustment in the Conversion Rate with respect to the Series B Preferred Shares is required:
     (a) the Corporation shall forthwith place on file with the Transfer Agent a certificate of a principal financial or accounting officer stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and
     (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Corporation to each holder of Series B Preferred Shares. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.
Section 10. Notice in Certain Events.
     In case of:
     (a) a consolidation or merger to which the Corporation is a party and for which approval of any holders of Common Stock is required, or of the sale or other disposition to another Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Corporation; or
     (b) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or
     (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below; then, in each case, the Corporation shall cause to be given, to the holders of the Series B Preferred Shares, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating:
          (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to Section 7 of this Certificate, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or
          (y) the date on which any reclassification, consolidation, merger, sale, other disposition, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Section 7 of this Certificate is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.
          Failure to give such Notice or any defect therein shall not affect the legality or validity of any proceeding described in Section 10(a), Section 10(b) or Section 10(c).
Section 11. Adjustment to Conversion Rate Upon Certain Fundamental Changes
     (a) If and only to the extent a holder of Series B Preferred Shares elects to convert its Series B Preferred Shares in connection with a Fundamental Change that occurs on or prior to

December 15, 2015, the Corporation shall increase the Conversion Rate for each Series B Preferred Share surrendered for conversion by a number of additional shares (the “Additional Shares”) as set forth in this Section 11.
     (b) The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Fundamental Change transaction becomes effective (the “Effective Date”) and the price paid per share of Common Stock in such Fundamental Change transaction (the “Share Price”). If holders of shares of Common Stock receive only cash in such Fundamental Change transaction, the Share Price shall be the cash amount paid per share. If holders of shares of Common Stock receive consideration other than only cash in such Fundamental Change transaction, the Share Price shall be the average of the Closing Sale Prices of shares of Common Stock on the five (5) Trading Days prior to but not including the Effective Date of such Fundamental Change transaction.
     (c) The Share Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 7. The adjusted Share Prices shall equal the product of the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth under the provisions of Section 7. The following table sets forth the hypothetical Share Price and number of Additional Shares to be issuable per $50.00 liquidation preference of Series B Preferred Shares:

Share Price
Effective
Date	$26.13	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$50.00	$60.00	$75.00

12/15/2005	0.319	0.319	0.319	0.319	0.301	0.269	0.241	0.217	0.197	0.164	0.117	0.075
12/15/2006	0.319	0.319	0.319	0.313	0.275	0.243	0.217	0.195	0.176	0.145	0.102	0.065
12/15/2007	0.319	0.319	0.319	0.280	0.243	0.213	0.188	0.167	0.150	0.121	0.084	0.052
12/15/2008	0.319	0.319	0.285	0.242	0.205	0.176	0.152	0.133	0.117	0.092	0.061	0.037
12/15/2009	0.319	0.303	0.240	0.195	0.157	0.128	0.105	0.087	0.074	0.054	0.033	0.019
12/15/2010	0.319	0.280	0.206	0.151	0.098	0.056	0.019	0.000	0.000	0.000	0.000	0.000
12/15/2011	0.319	0.278	0.205	0.150	0.098	0.055	0.020	0.000	0.000	0.000	0.000	0.000
12/15/2012	0.319	0.277	0.204	0.149	0.098	0.055	0.020	0.000	0.000	0.000	0.000	0.000
12/15/2013	0.317	0.276	0.203	0.149	0.097	0.055	0.020	0.000	0.000	0.000	0.000	0.000
12/15/2014	0.316	0.275	0.203	0.148	0.097	0.055	0.020	0.000	0.000	0.000	0.000	0.000
12/15/ 2015	0.315	0.274	0.202	0.147	0.096	0.054	0.019	0.000	0.000	0.000	0.000	0.000
     (d) The Share Prices and Additional Share amounts set forth above are based upon a per share Common Stock price of $26.13 on December 15, 2005 and an initial Conversion Price of $31.36. The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

          (1) If the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;
          (2) If the Share Price is in excess of $75.00 per share (subject to adjustment), no Additional Shares will be issuable upon conversion; or
          (3) If the Share Price is less than $26.13 per share (subject to adjustment), no Additional Shares will be issuable upon conversion.
          (4) Notwithstanding the foregoing provisions of this Section 11, in no event shall the total number of Additional Shares exceed 1.9135 per $50.00 liquidation preference of Series B Preferred Shares, subject to adjustment as provided in Section 11(c).
Section 12. Purchase of Series B Preferred Shares Upon a Fundamental Change.
     (a) In the event of a Fundamental Change, a holder of Series B Preferred Shares shall have the right, subject to the existence of legally available funds, to require the Corporation to purchase (the “Repurchase Right”) for cash all or any part of such holder’s Series B Preferred Shares at a purchase price equal to 100% of the liquidation preference of the Series B Preferred Shares to be purchased plus accumulated and unpaid dividends to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). Series B Preferred Shares submitted for purchase must be $50.00 liquidation preference or an integral multiple thereof.
     (b) On or before the tenth Trading Day after the occurrence of a Fundamental Change, the Corporation shall provide to all holders of Series B Preferred Shares and the Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting Repurchase Right. Such notice shall state:
          (1) the events constituting the Fundamental Change;
          (2) the date of the Fundamental Change;
          (3) the last date on which a holder may exercise the Repurchase Right;
          (4) the Fundamental Change Repurchase Price;
          (5) the Fundamental Change Repurchase Date;
          (6) the name and address of the Transfer Agent;
          (7) the Conversion Rate and any adjustment to the Conversion Rate that will result from the Fundamental Change pursuant to Section 11;

          (8) that Series B Preferred Shares with respect to which a repurchase notice is given by the holder may be converted only if the repurchase notice has been properly withdrawn; and
          (9) the procedures that a holder must follow to exercise the Repurchase Right. Such notice shall be accompanied by a form of written repurchase notice (as described in Section 12(d)) for the holders’ use in exercising their Repurchase Right.
     (c) Simultaneously with providing such Notice, the Corporation shall publish a notice containing this information in a newspaper of general circulation in the City of New York or through such other public medium as the Corporation may use at that time and publish such information on its corporate website.
     (d) To exercise the Repurchase Right, subject to Section 12(e), a holder of the Series B Preferred Shares must deliver, on or before the twentieth Trading Day after the date of the Corporation’s delivery of such notice of a Fundamental Change (subject to extension to comply with applicable law), the Series B Preferred Shares to be purchased, duly endorsed for transfer, together with a written repurchase notice duly completed to the Transfer Agent. The repurchase notice must state:
          (1) the applicable Fundamental Change Repurchase Date;
          (2) the portion of the liquidation preference of Series B Preferred Shares to be purchased, in integral multiples of $50.00; and
          (3) that the Series B Preferred Shares are to be purchased by the Corporation pursuant to this Section 12.
     (e) If the Series B Preferred Shares are not in certificated form, a holder’s repurchase notice must comply with applicable DTC procedures.
     (f) A holder of Series B Preferred Shares may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Trading Day immediately prior to the Fundamental Change Repurchase Date. The notice of withdrawal shall state:
          (1) the liquidation preference of the withdrawn Series B Preferred Shares, in integral multiples of $50.00;
          (2) if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and
          (3) the liquidation preference, if any, which remains subject to the repurchase notice.
     (g) If the Series B Preferred Shares are not in certificated form, a holder’s notice of withdrawal must comply with applicable DTC procedures.

     (h) The Corporation shall be required to purchase the Series B Preferred Shares no later than thirty-five (35) Trading Days after the date of the Corporation’s delivery of notice of the applicable Fundamental Change, subject to extension to comply with applicable law (as set forth in the notice of Fundamental Change, the “Fundamental Change Repurchase Date”). A holder of Series B Preferred Shares shall receive payment of the Fundamental Change Purchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of the Series B Preferred Shares.
     (i) If the Transfer Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series B Preferred Shares prior to 11:00 a.m., New York City time, on the Trading Day following the Fundamental Change Repurchase Date, then:
          (1) the Series B Preferred Shares shall cease to be outstanding and dividends shall cease to accumulate (whether or not book-entry transfer of the Series B Preferred Shares is made or whether or not the Series B Preferred Share certificate, if applicable, is delivered to the Transfer Agent); and
          (2) all other rights of the holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series B Preferred Shares).
     (j) A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:
          (1) The Corporation consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its property and assets to any Person, or any Person consolidates with or merges into or with the Corporation, in any such event pursuant to a transaction in which the Corporation’s outstanding voting shares are changed into or exchanged for cash, securities or other property, other than (a) any such transaction where the Corporation’s outstanding voting shares are not changed or exchanged at all (except to the extent necessary to reflect a change in the Corporation’s jurisdiction of formation), or (b) where (i) the Corporation’s outstanding voting shares are changed into or exchanged for cash, securities and other property (other than equity interests of the surviving Person) and (ii) the Corporation’s shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding voting shares of the surviving Person; or
          (2) The Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution.
     For purposes of the foregoing definition and the definition of Specified Corporate Event, “voting shares” means shares of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     (k) However, notwithstanding the foregoing, a Fundamental Change shall not be deemed to have occurred if in the case of a merger or consolidation described in Section 12(j)(1)

above, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Fundamental Change consists of common shares traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Series B Preferred Shares become convertible solely into such common shares, excluding cash payments for fractional shares.
     (l) In connection with a Fundamental Change repurchase, the Corporation shall comply with all U.S. federal and state securities laws in connection with any offer by the Corporation to purchase the Series B Preferred Shares upon a Fundamental Change.
     (m) The Corporation shall not be required to repurchase the Series B Preferred Shares upon a Fundamental Change if a third party (1) makes an offer to purchase the Series B Preferred Shares in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation to repurchase Series B Preferred Shares upon a Fundamental Change and (2) purchases all of the Series B Preferred Shares validly delivered and not withdrawn under such offer to purchase Series B Preferred Shares.
Section 13. Adjustment to Conversion Rate Upon Specified Corporate Events.
     (a) In connection with a Specified Corporate Event that occurs on or prior to December 15, 2015, regardless of a holder’s conversion decision with respect to its Series B Preferred Stock, and in addition to any increase in the per annum dividend rate for the Series B Preferred Stock provided for in Section 3(b) of this Certificate, the Corporation shall increase the Conversion Rate for the Series B Preferred Stock by a number of Additional Shares as provided in Section 13(b) below.
     (b) The number of Additional Shares shall be determined by reference to the table set forth in Section 11(c) above, based on the date on which the Specified Corporate Event becomes effective (such date also being referred to herein as the Effective Date) and the average of the Closing Sale Prices of the Common Stock over the ten (10) Trading Day Period ending on the Trading Day immediately preceding the Effective Date. Such average shall be deemed to be the Share Price for purposes of determining the number of Additional Shares pursuant to this Section 13; provided, however, if the Share Price is less than $26.13 (subject to adjustment as provided in Section 11(c)), then it shall be deemed to be such amount, and upon conversion a holder shall be entitled to receive Additional Shares as if the Share Price were such amount.
     (c) An adjustment to the Conversion Rate pursuant to this Section 13 shall occur no more than once while any Series B Preferred Shares are outstanding.
Section 14. Ranking.
     In respect of rights to the payment of dividends or rights upon any liquidation, dissolution or winding up of the affairs of the Corporation, the Series B Preferred Shares shall rank (i) senior to any Junior Stock, (ii) on a parity with any Parity Stock, and (iii) junior to any Senior Stock. For avoidance of doubt, debt securities of the Corporation which are convertible into or exchangeable for shares of Capital Stock of the Corporation shall not constitute a class or series of Capital Stock of the Corporation.
Section 15. SEC Reports.
     Whether or not the Company is required to file reports with the Commission, so long as any Series B Preferred Shares are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act. The Company shall supply each holder of Series B Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.
Section 16. Certificates.
     (a) Form and Dating. The Series B Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Series B Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series B Preferred Stock certificate shall be dated the date of its authentication. The terms of the Series B Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.
          (1) Global Preferred Stock. The Series B Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of Series B Preferred Shares represented by the Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to Series B Preferred Shares that are not “restricted securities” as defined in Rule 144 on a Conversion Date, all shares of Common Stock distributed with respect to such Conversion Date shall be freely transferable without restriction under the Securities Act (other than by affiliates of the Corporation), and such shares shall be eligible for receipt in global form through the facilities of DTC.
          (2) Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute, and the Transfer Agent shall authenticate and deliver initially, one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

     Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC or its nominee may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.
          (3) Certificated Preferred Stock; Certificated Common Stock. Except as provided in this Section 16(a) or in Section 16(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Series B Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Series B Preferred Stock that are “restricted securities” (as defined in Rule 144) on a Conversion Date, all shares of Common Stock issuable on conversion of such shares with respect to such Conversion Date shall be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock shall be mailed, or made available, to the converting holder at the office of the Transfer Agent.
     After a transfer of any Series B Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Series B Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Series B Preferred Stock (including Global Preferred Stock) or Certificated Common Stock shall cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, shall cease to apply, and Series B Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, shall be available to the transferee of the Holder of such Series B Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder’s Series B Preferred Stock or Common Stock or directions to transfer such Holder’s interest in the Global Preferred Stock, as applicable.
     (b) Execution and Authentication. The Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President or any Vice President and either the Treasurer, the Secretary or an Assistant Secretary shall sign each Series B Preferred Stock certificate for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, such certificate shall be valid nevertheless.
     A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series B Preferred Stock certificate. The signature shall be conclusive evidence that the Series B Preferred Stock certificate has been authenticated under this Certificate of Designation.

     The Transfer Agent shall authenticate and deliver certificates for up to 2,250,000 shares of Series B Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of Series B Preferred Stock is to be authenticated.
     The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
     (c) Transfer and Exchange.
          (1) Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:
               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and
               (ii) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to subclause (x) or (y) of clause (B) below, and is accompanied by the following additional information and documents, as applicable:
                         (A) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit B hereto; or
                         (B) if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” (“QIB”) in accordance with Rule 144A or pursuant to another exemption from registration under the Securities Act, (x) a certification to that effect (in substantially the form of Exhibit B hereto) and (y) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 16(c)(7).
          (2) Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Series B Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock representing the appropriate number of shares.
          (3) Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.
          (4) Transfer of a Beneficial Interest in Global Preferred Stock for a Certificated Preferred Stock.
               (i) Any Person having a beneficial interest in Series B Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit B hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of Series B Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series B Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.
               (ii) Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this Section 16(c)(4) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Series B Preferred Shares are so registered in accordance with the instructions of DTC.
          (5) Restrictions on Transfer and Exchange of Global Preferred Stock.

               (i) Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in Section 16(c)(6)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.
               (ii) In the event that the Global Preferred Stock is exchanged for Series B Preferred Stock in definitive registered form pursuant to Section 16(c)(6) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Series B Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
          (6) Authentication of Certificated Preferred Stock. If at any time:
               (i) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;
               (ii) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days; or
               (iii) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Certificate of Designation, then the Company shall execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by DTC, shall authenticate and deliver Certificated Preferred Stock equal to the number of shares of Series B Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.
          (7) Legend.
               (i) Except as permitted by the following paragraph (2), each certificate evidencing the Global Preferred Stock, the Certificated Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:
     “THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE

ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”1
               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:
                         (A) in the case of any Transfer Restricted Security that is a Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and
                         (B) in the case of any Transfer Restricted Security that is represented by a Global Preferred Stock, with the consent of the Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the

[1] Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit B hereto).
          (8) Cancellation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.
          (9) Obligations with Respect to Transfers and Exchanges of Preferred Stock.
               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this Section 16(c).
               (ii) All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.
               (iii) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such Series B Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.
               (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series B Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series B Preferred Stock certificates or Common Stock certificates.
               (v) Upon any sale or transfer of shares of Series B Preferred Stock (including any Series B Preferred Stock represented by a Global Preferred Stock Certificate) or Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests):
                         (A) in the case of any Certificated Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Certificated Preferred Stock or Certificated Common Stock for Certificated Preferred Stock or Certificated Common Stock, as the case may be, that does not bear a restrictive legend and rescind any restriction on the transfer of such Certificated Preferred Stock or Common Stock issuable in respect of the conversion of the Certificated Preferred Stock; and
                         (B) in the case of any Global Preferred Stock, such Preferred Stock shall not be required to bear the legend set forth in Section 16(c)(7) above but shall continue to be subject to the provisions of Section 16(c)(4) hereof; provided, however, that with respect to any request for an exchange of Series B Preferred Stock that is represented by Global Preferred Stock for Certificated Preferred Stock that does not bear the legend set forth in Section 16(c)(7) above in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit B hereto).
          (10) No Obligation of the Transfer Agent.
               (i) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series B Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders with respect to the Series B Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
               (ii) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series B Preferred Stock certificate claims that such certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Series B Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Series B Preferred Stock certificate.
     (e) Temporary Certificates. Until definitive Series B Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Series B Preferred Stock certificates. Temporary Series B Preferred Stock certificates shall be substantially in the form of definitive Series B Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series B Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Series B Preferred Stock certificates and deliver them in exchange for temporary Series B Preferred Stock certificates.
     (f) Cancellation.
          (1) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.
          (2) At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.
          (3) The Transfer Agent and no one else shall cancel and destroy all Series B Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series B Preferred Stock certificates to the Company. The Company may not issue new Series B Preferred Stock certificates to replace Series B Preferred Stock certificates to the extent they evidence Series B Preferred Stock which the Company has purchased or otherwise acquired.
Section 17. Other Rights.
     Holders shall have the additional rights set forth in the Registration Rights Agreement. The Series B Preferred Shares shall not have any voting rights or other powers, preferences or relative, participating, optional or other rights except as expressly set forth in the Restated Certificate of Incorporation of the Corporation, as amended, this Certificate or the Registration Rights Agreement.
Section 18. Notices.
     (a) Whenever the Corporation is required by this Certificate to give notice to holders of the Series B Preferred Stock by issuing a press release, rather than directly to holders, it shall do so in a public medium that is customary for such press release; provided, however, in such cases publication of a press release through the Dow Jones News Service (or any successor thereto) or Bloomberg Business News (or any successor thereto) shall be considered sufficient to comply with such notice requirement.

     (b) Whenever the Corporation is required by this Certificate to give notice to holders of the Series B Preferred Stock within a specified number of Trading Days prior to a specified event, it shall identify such Trading Days in good faith based on the definition of Trading Days set forth in Section 2 hereof. Any notice issued in reliance on such identification shall be deemed to satisfy the obligation of the Corporation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.
Section 19. Headings of Subdivisions.
     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 20. No Preemptive Rights.
     No holder of Series B Preferred Shares shall be entitled to any preemptive or preferential right to purchase or subscribe to any Capital Stock of the Corporation (whether now or hereafter authorized) or any obligations, warrants or other securities of the Corporation of any class, except as provided in Section 6 of this Certificate.

     IN WITNESS WHEREOF, Goodrich Petroleum Corporation has caused these presents to be signed in its name and on its behalf by its President on December 20, 2005.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Robert C. Turnham, Jr.

Robert C. Turnham, Jr., President

EXHIBIT A
FORM OF PREFERRED STOCK
FACE OF SECURITY
     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.1
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

[1] Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

EXHIBIT A
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.2
     [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]2
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[2] Subject to removal if not a global security.

EXHIBIT A

Certificate Number	Number of Shares of
Convertible Preferred Stock
[ ]
CUSIP NO.: 382410504
5.375% Series B Cumulative Convertible Preferred Stock
(liquidation preference $50 per share)
of
Goodrich Petroleum Corporation
     Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), hereby certifies that [___] (the “Holder”) is the registered owner of [___] fully paid and non-assessable shares of the Preferred Stock, par value $1.00 per share, of the Company designated as its 5.375% Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”). These shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The voting and other powers, preferences and relative, participating, optional or other rights of the Preferred Stock, the qualifications, limitations and restrictions thereof, and all other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated December 20, 2005, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.
     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
     Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

EXHIBIT A
     IN WITNESS WHEREOF, the Company has executed this certificate this                      day of                                         ,                     .

GOODRICH PETROLEUM CORPORATION

By:

Name: Robert C. Turnham, Jr.
Title: President

By:

Name: D. Hughes Watler, Jr.
Title: Treasurer

EXHIBIT A
TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
     These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.
Dated:

COMPUTERSHARE INVESTOR SERVICES, LLC, as Transfer Agent,

By:

Authorized Signatory

EXHIBIT A
REVERSE OF SECURITY
     Dividends on each share of Preferred Stock shall be payable at the rate per annum set forth in the face hereof, which rate is subject to increase as provided in the Certificate of Designation.
     The shares of Preferred Stock shall be convertible into the Company’s Common Stock, cash or a combination thereof, and shall be subject to repurchase by the Company at the option of the Holder, in each case in the manner and according to the terms set forth in the Certificate of Designation.
     The shares of Preferred Stock shall not be redeemable at the option of the Company.
     The Company is authorized to issue more than one class of stock, and the Company will furnish without charge to each stockholder who so requests the designations, the voting and other powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof.

EXHIBIT A
ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)
Signature Guarantee:3

[3]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	5.375% Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”) of Goodrich Petroleum Corporation (the “Company”)
     This Certificate relates to                     shares of Preferred Stock held in ☐*/ book-entry or ☐*/ definitive form by                                         (the “Transferor”).
The Transferor*:
•	has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the Depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

•	has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.
     In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:
•	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

•	Such Preferred Stock is being transferred to the Company.

•	Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

•	Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:
*/            Please check applicable box.

B-1